UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EQUITABLE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	32-0467709
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

113 North Locust Street
Grand Island, NE	68801
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $0.01 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:   ☐

Securities Act registration statement file number to which this form relates:  333-202707 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.01 per share, of Equitable Financial Corp. (the “Registrant”) is set forth under the headings “Description of Capital Stock of New Equitable Following the Conversion” and “Restrictions on Acquisition of New Equitable” in the Registrant’s Registration Statement on Form S-1 (File No. 333-202707), as originally filed with the Securities and Exchange Commission on March 12, 2015, and as subsequently amended on May 1, 2015, May 12, 2015 and May 14, 2015 (the “Registration Statement”), and in the prospectus included in the Registration Statement filed separately by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated by reference herein.

Item 2.         Exhibits

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EQUITABLE FINANCIAL CORP.

By:	/s/ Thomas E. Gdowski
Thomas E. Gdowski
President and CEO

Dated:  July 8, 2015